UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2009

Alamo Group Inc.

(Exact name of registrant as specified in its charter)

State of Delaware	0-21220	74-1621248
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1627 E. Walnut Seguin, Texas 78155

(Address of Principal executive offices)

Registrant's telephone number, including area code:	(830) 379-1480

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into Material Definitive Agreement.

On September 4, 2009, – Alamo Group Inc. (the “Company”) announced that it has entered into an Asset Purchase Agreement, dated September 4, 2009 (the “Asset Purchase Agreement”), between the Company and Bush Hog, LLC (“Bush Hog”) to acquire the majority of the assets and assume certain liabilities of Bush Hog. a leader in the design, manufacture, distribution and service of rotary cutters and other agricultural implements and equipment.  The purchase consideration is 1.7 million shares of Alamo Group Inc. common stock which, after the closing, will represent approximately 14.5% of the outstanding common stock ($0.10 par value) of Alamo Group.  The purchase includes substantially all of the ongoing business of Bush Hog, including the Bush Hog brand name and all related product names and trademarks.  The purchase is expected to close within 90 days, assuming customary regulatory approvals and the completion of other standard requirements.

The foregoing descriptions of the Asset Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the Asset Purchase Agreement copy of which is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2009	By: /s/ Robert H. George
Robert H. George,
Vice President-Administration

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 EXHIBIT INDEX

Item 9.01.  Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description of Exhibit
2.1	Asset Purchase Agreement, dated September 4, 2009, between the Company and Bush Hog.

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